Exhibit 1
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, each of the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Vocus, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: February 14, 2008

LAZARD ALTERNATIVE INVESTMENTS LLC

By:	LTP II LP, its General Partner
By:	LTI II GenPar LLC, its General Partner

By:	* Kevin Burns, Managing Principal

LAZARD TECHNOLOGY PARTNERS II LP

By:	LTP II LP, its General Partner
By:	LTI II GenPar LLC, its General Partner

By:	* Kevin Burns, Managing Principal

LTP II LP

By:	LTI II GenPar LLC, its General Partner

By:	* Kevin Burns, Managing Principal

LTI II GENPAR LLC

By:	* Kevin Burns, Managing Principal

*

Kevin Burns

Exhibit 1

*

Russell E. Planitzer

* By:	/s/ Kevin Burns Kevin Burns, in his individual
capacity and as attorney-in-fact